Exhibit 10.8

Promissory Note

$100,000.00 as of May 14, 2019

FOR VALUE RECEIVED, Adamas One Corp, a Nevada corporation with offices at 1600N. 80th St., Scottsdale AZ 85260 (herein “Borrower”), hereby promises to pay to the order of Southwest Highlands Group, LLC with offices at 7681 E. Grey Rd., Scottsdale, Arizona 85260 (collectively with any and all of its permitted successors and assigns and/or any other holder of this Note, herein “Lender”), without offset, in immediately available funds in lawful money of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments), the principal sum of One Hundred Thousand & 00/100 Dollars ($100,000.00) (this “Note”), if that amount is less (the aggregate unpaid principal balance of this Note is referred to herein, from time to time, as the “Principal Debt”), together with interest of Ten Thousand & 00/100 Dollars ($10,000.00) (herein “Note Interest”) on the Principal Debt, from day to day outstanding as hereinafter. The loan evidenced by this Note is referred to herein as the “Loan”. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings given such terms in the Loan Agreement.

Section 1. Payment Schedule and Maturity Date. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other loan documents related to this Note, if any (herein the “Loan Documents”), shall be due and payable in full as a balloon payment on September 5, 2019 (the “Maturity Date”), unless automatically accelerated per Section 3 below or otherwise extended pursuant to the terms of this Note by written agreement of the Lender.

Section 2. Interest and Stock.

Section 2.1 Interest Rate. The Principal Debt from day to day outstanding that is not past due shall bear interest rate of ten percent (10%) for the Term of the Note and Borrower acknowledges the effective annual simple rate of interest (before monthly compounding) is forty percent (40%) per annum.

Section 2.2 Past Due Rate. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable Law. In addition, following any Event of Default, all Indebtedness shall bear interest at the Past Due Rate. In either case, accrued and unpaid interest or past due amounts (including interest on past due interest) shall be due and payable on demand, at a thirty-six percent (36%) rate of interest per annum (the “Past Due Rate)”.

Section 3. Acceleration/Prepayment. Borrower represents, warrants and agrees that the Principal Debt, the Note Interest and all monies otherwise due and owing to Lender as arising under and pursuant to this Note shall become immediately due and payable in full and be delivered to Lender within five (5) business days of Borrower obtaining financing of any nature, including but not limited to through the sale, exchange or delivery of equity or consummation of any debt facility for the direct or indirect benefit of Borrower. Borrower may also prepay the Principal Debt in full (including Note Interest”) at any time or in part from time to time. Borrower agrees that any prepayment shall not reduce the minimum Note Interest amount required to be paid to Lender as provided herein on or before the Maturity Date.

Section 4. Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest and then to unpaid and amortized Principal Payments. Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 5. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such failure continues for ten days.

(b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure periods set forth in this Note.

(c) Borrower or Guarantor becomes subject to any bankruptcy or insolvency.

(d) Borrower or Guarantor sells or transfers all or substantially all its assets or there is a change in control of the Borrower.

Section 6. Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c) Lender may exercise any of its other rights, powers and remedies under this Note or at law or in equity including, but not limited to foreclosing upon the security provided for herein (if any) and availing itself of all other rights to possession and collection afforded pursuant to Lender’s security interest in such security, or enforcing the guaranty provided herein by the Guarantor.

Section 7. Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 8. Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 9. Service of Process.

(a)	Borrower hereby irrevocably designates John Grdina (CEO) as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the state which may exercise lawful jurisdiction over the Parties. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of Arizona satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

(b)	Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (ii) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 10. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to, and Borrower shall not, assign the Loan, or its rights and obligations under this Note or any of the Loan Documents without the express written consent of the Lender.

Section 11. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note, subject to applicable notice and/or cure periods. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the Indebtedness. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herein; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herein; (d) consent to any extensions or postponements of time of payment on this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Arizona or the state and county in which payment on this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment on this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Title and headings in this Note are for convenience only and shall be disregarded in construing it. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment on this Note is to be made.

Section 12. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of this Note regarding notices.

Section 13. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 14. Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 15. Choice of Law. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Arizona (without regard to any principles of conflicts of laws) and applicable United States federal law.

Section 16. Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Section 17. Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ARIZONA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 18. Obligations Joint and Several. If Borrower is comprised of more than one Person, the obligations of such Persons under this Note shall be joint and several.

Section 19. Counterparts. If this Note is to be executed by more than one Person, then this Note may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

Adamas One Corp

By:
John Grdina
Title: CEO

Promissory Note

Extension and Modification

Original $100,000.00 dated May, 14, 2019

FOR VALUE RECEIVED, Adamas One Corp (“Borrower”) herein and Southwest Highlands Group, LLC (“Lender”) herein with all addresses, notifications and provisions as contained in the executed Original $100,000.00 Promissory Note dated May 14, 2019 hereby agree to the extension of that instrument adjusted for additional amounts ($22,500.00) advanced by the Lender and offset by principal repayments made by the Borrower ($50,000.00). The remaining principal balance of $72,500.00 shall be due in full payable in Cash, Check or Wire transfer to Lender on or before April 15, 2021 no later than 5:00 PM PST. The Lender hereby waives any instances of default under the Original Agreement and retains all rights remedies and other options contained in the Original Promissory Note which Borrower acknowledges shall remain in full effect under this Extension and Modification.

Additionally, Both Borrower and Lender agree that Interest shall continue to accrue thru the new term on the Extension and Modification of April 15, 2021. Through that date total interest to be accrued and duly recorded on the Adamas financial statements shall be no less than $46,500.00. This amount representing total consideration related to interest for the original and extension periods on the Promissory Note shall be converted to Shares of Common Stock of Adamas One Corp at a conversion rate of no greater than $4.00 per share. All governing restrictions and registration rights shall be applied upon the converted shares. These estimated 11,625 shares shall be issues in a timely fashion in the name and address as requested by the Lender.

IN WITNESS WHEREOF, Borrower has duly executed this Extension and Modification under seal as of the date first above written.

BORROWER:

Adamas One Corp.

By: / s/ John Grdina

John Grdina

Title: CEO